Exhibit 99.1
Hercules Offshore Announces Third Quarter 2009 Results
HOUSTON, October 28, 2009 — Hercules Offshore, Inc. (Nasdaq: HERO) today reported a loss from continuing operations of $37.2 million, or $0.38 per diluted share on revenues of $159.3 million for the third quarter 2009, excluding the effects of non-recurring items, compared with income from continuing operations of $31.9 million, or $0.36 per diluted share on revenues of $315.7 million for the third quarter 2008.
When including the effect of non-recurring items, the Company reported a loss from continuing operations of $47.0 million, or $0.48 per diluted share for the third quarter 2009. The third quarter 2009 results include a $15.1 million charge related to the write-off of previously deferred unamortized debt issuance costs and the payment of certain third-party fees in connection with the amendment of our Credit Agreement. On an after-tax basis, these adjustments approximated $9.8 million, or $0.10 per diluted share.
John Rynd, Chief Executive Officer and President of Hercules Offshore stated, “Our third quarter operating results reflect the full brunt of one of the most severe declines in U.S. exploration and production capital spending in memory as domestic offshore and inland industry-wide activity levels reached new lows. Our results were also hindered by downtime on two of our international offshore rigs.”
“However, a number of factors including the gradual improvement in the capital markets, strong oil prices and a constructive forward curve for natural gas, have led to a sharp uptick in domestic drilling bidding activity and recent contract awards. Our Domestic Offshore average days of backlog per rig have recently increased to 88 from just 19 on August 20. While it is still too early to know what 2010 will hold as we have yet to see our customers’ spending plans, and the environment could remain weak for some time, we believe the worst of the cyclical downturn may be behind us.”
Mr. Rynd continued, “Furthermore, I am extremely pleased with our continued progress in strengthening our capital structure. Since September 30, 2008, we have retired approximately $280 million in total indebtedness. Additionally, our recent issuance of $300 million in senior secured notes due 2017 has further improved our debt maturity profile.”
Offshore
During the third quarter 2009, revenues from Domestic Offshore were $19.0 million compared to $112.7 million in the third quarter 2008 as a result of a sharp decline in industry activity. Operating days for the third quarter 2009 declined by 75% to 424 days from 1,673 days in the third quarter 2008 while average revenue per day per rig decreased to $44,715 from $67,384 for the comparable periods, respectively. Operating costs were reduced by $26.4 million in response to the weak activity levels. The segment generated an operating loss of $35.3 million in the third quarter 2009 versus income of $31.3 million in the third quarter 2008.
International Offshore generated revenues of $90.0 million in the third quarter 2009 compared with revenues of $95.3 million for the same period of 2008. Average revenue per rig per day decreased to $117,241 in the quarter ended September 30, 2009, from $130,704 in the comparable quarter of 2008 primarily as a result of lower dayrates on two of our rigs working in Mexico, fewer operating days on the Hercules 260 and no operating days on the Hercules 156, both of which had above average dayrates in the third quarter 2008. Utilization for the third quarter 2009 declined to 76.3% from 94.3% in the third quarter 2008. The Hercules 156 which was not on contract during the third quarter 2009, coupled with the Hercules 170 which completed its contract early in the quarter, as well as downtime on the Hercules 208 and Hercules 260, adversely impacted utilization. Operating income declined to $26.7 million in the third quarter 2009 compared to $34.2 million in the prior year period.
Inland
Inland generated revenues of $2.4 million in the third quarter 2009 versus $44.4 million in the third quarter 2008. Demand was weak industry-wide and resulted in a significant decline in operating days to 116 versus 1,142 in the previous year. Average revenue per day per rig declined to $21,009 from $38,911 for the respective periods. Operating costs were reduced by 78% over the comparable period, or by approximately $26.0 million. The Inland segment recorded an operating loss of $13.5 million in the third quarter 2009 compared with an operating loss of $1.2 million in the third quarter 2008.
Liftboats
Domestic Liftboats recorded revenues of $19.3 million in the third quarter 2009, a reduction of approximately $6.1 million from the third quarter 2008. Average revenue per day per liftboat decreased to $7,813 in the third quarter 2009 versus $8,094 in the third quarter 2008 while utilization decreased to 68.6% from 81.1% in the same periods, respectively. Third quarter 2008 utilization benefitted from demand related to hurricanes Gustav and Ike. Operating income declined to $1.0 million in the third quarter 2009 compared with $5.8 million in the same quarter of 2008. Four domestic liftboats were transferred to the International Liftboats segment during the quarter as they prepared for their mobilization to West Africa, which is currently underway.
International Liftboats generated third quarter 2009 revenues of $22.3 million, a slight increase from $20.3 million in the third quarter 2008 due largely to the addition of the Whale Shark, which commenced operations in the Middle East during the third quarter 2009. Average revenue per day per liftboat for the third quarter was $19,426 versus $17,780 in the third quarter 2008, stemming mainly from the addition of our Middle East operations. Operating income for the period was $2.6 million, a decrease from $5.1 million in the third quarter 2008, resulting from contract preparation expenses in our Middle East operations and preparation costs related to the fourth quarter 2009 transfer of four vessels to West Africa.
Balance Sheet and Cash Flow
At September 30, 2009, the Company had cash and cash equivalents totaling $219.9 million and unused capacity of $165.0 million under its revolving credit facility. As of September 30, 2009, the Company’s balance sheet reflects total debt of $951.7 million. Cash flow provided by operations was $32.7 million and capital expenditures and deferred drydocking expenditures were $13.4 million during the three months ended September 30, 2009.
During September, the Company completed the issuance of 17.5 million shares of common stock for net proceeds of $82.3 million. During October 2009, the Company received additional net proceeds of $6.3 million related to the issuance of 1.3 million shares of common stock from the partial exercise of the underwriter’s overallotment option. The Company also completed a private placement of $300.0 million of 10.5% Senior Secured Notes due 2017 in October 2009. Net proceeds from the Senior Notes offering of $284.4 million, coupled with an additional $97.4 million in cash were used to repay indebtedness outstanding under the company’s term loan. These payments have reduced the balance on the term loan facility to $484.1 million, resulting in a decline of 2.5% in the interest rate margin on the term loan.

Non-GAAP
Certain non-GAAP performance measures and corresponding reconciliations to GAAP financial measures for the company have been provided for meaningful comparisons between current results and prior operating periods. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles. In order to fully assess the financial operating results, management believes that the adjusted income from continuing operations figures included in this release are appropriate measures of the continuing and normal operations of the company. However, these measures should be considered in addition to, and not as a substitute, or superior to, income (loss) from continuing operations, operating income (loss), cash flows from operations, or other measures of financial performance prepared in accordance with GAAP. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure in the table that follows the financial statements.
Conference Call Information
Hercules Offshore will conduct a conference call at 10:00 a.m. CDT (11:00 a.m. EDT) on Wednesday, October 28, 2009, to discuss its third quarter 2009 financial results. To participate in the call, dial 866-788-0547 (domestic) or 857-350-1685 (international) and reference access code 58884642 approximately 10 minutes prior to the start of the call. The conference call will also be broadcast live via the Internet at http://www.herculesoffshore.com.
A replay of the conference call will be available by telephone on Wednesday, October 28, 2009, beginning at 1:00 p.m. CDT (2:00 p.m. EDT), through Wednesday, November 4, 2009. The phone number for the conference call replay is 888-286-8010 (domestic) or 617-801-6888 (international) with reference code 15875122. Additionally, the recorded conference call will be accessible through our Web site at http://www.herculesoffshore.com for 28 days after the conference call.
Additional Information
Headquartered in Houston, Hercules Offshore, Inc. operates a fleet of 30 jackup rigs, 17 barge rigs, 65 liftboats, three submersible rigs, one platform rig and a fleet of marine support vessels, and has operations in nine different countries on three continents. The company offers a range of services to oil and gas producers to meet their needs during drilling, well service, platform inspection, maintenance, and decommissioning operations in shallow waters.
For more information, please visit our Web site at http://www.herculesoffshore.com.
The news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are subject to a number of risks, uncertainties and assumptions, including the factors described in Hercules Offshore’s most recent periodic reports and other documents filed with the Securities and Exchange Commission, which are available free of charge at the SEC’s Web site at

http://www.sec.gov or the company’s Web site at http://www.herculesoffshore.com. Hercules Offshore cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.
Contact Information:
Stephen M. Butz
Vice President Finance and Treasurer
Hercules Offshore, Inc.
713-350-8315

HERCULES OFFSHORE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30,	December 31,
	2009	2008
	(Unaudited)	(As Adjusted)
ASSETS
Current Assets:
Cash and Cash Equivalents	$219,898	$106,455
Restricted Cash	3,657	—
Accounts Receivable, Net	192,967	293,089
Prepaids	26,234	23,033
Current Deferred Tax Asset	18,766	17,379
Assets Held for Sale	—	39,623
Other	17,405	19,946

	478,927	499,525

Property and Equipment, Net	1,975,534	2,049,030
Other Assets, Net	42,658	42,340

	$2,497,119	$2,590,895

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term Debt and Current Portion of Long-term Debt	$9,000	$11,455
Insurance Note Payable	14,838	11,126
Accounts Payable	68,472	99,823
Accrued Liabilities	78,968	83,424
Interest Payable	13,923	506
Taxes Payable	32,616	32,440
Other Current Liabilities	37,410	35,966

	255,227	274,740

Long-term Debt, Net of Current Portion	942,727	1,015,764
Other Liabilities	27,435	35,529
Deferred Income Taxes	278,080	339,547

Commitments and Contingencies

Stockholders’ Equity	993,650	925,315

	$2,497,119	$2,590,895

HERCULES OFFSHORE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
		(As Adjusted)		(As Adjusted)
Revenues	$159,262	$315,738	$566,444	$798,338
Costs and Expenses:
Operating Expenses	123,358	180,978	388,699	470,138
Impairment of Property and Equipment	—	—	26,882	—
Depreciation and Amortization	51,802	50,256	151,739	141,150
General and Administrative	16,814	17,447	48,556	57,777

	191,974	248,681	615,876	669,065

Operating Income (Loss)	(32,712)	67,057	(49,432)	129,273

Other Income (Expense):
Interest Expense	(24,131)	(16,807)	(54,481)	(47,985)
Expense of Credit Agreement Fees	(15,073)	—	(15,073)	—
Gain on Early Retirement of Debt, Net	—	—	13,747	—
Other, Net	70	543	2,760	2,818

Income (Loss) Before Income Taxes	(71,846)	50,793	(102,479)	84,106
Income Tax Benefit (Provision)	24,876	(18,938)	39,211	(30,988)

Income (Loss) from Continuing Operations	(46,970)	31,855	(63,268)	53,118
Loss from Discontinued Operation, Net of Taxes	(1,290)	(168)	(1,965)	(766)

Net Income (Loss)	$(48,260)	$31,687	$(65,233)	$52,352

Basic Earnings (Loss) Per Share:
Income (Loss) from Continuing Operations	$(0.48)	$0.36	$(0.69)	$0.60
Loss from Discontinued Operation	(0.02)	—	(0.02)	(0.01)

Net Income (Loss)	$(0.50)	$0.36	$(0.71)	$0.59

Diluted Earnings (Loss) Per Share:
Income (Loss) from Continuing Operations	$(0.48)	$0.36	$(0.69)	$0.60
Loss from Discontinued Operation	(0.02)	—	(0.02)	(0.01)

Net Income (Loss)	$(0.50)	$0.36	$(0.71)	$0.59

Weighted Average Shares Outstanding:
Basic	97,159	87,950	91,298	88,478
Diluted	97,159	88,508	91,298	89,180

HERCULES OFFSHORE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2009	2008
		(As Adjusted)
Cash Flows from Operating Activities:
Net Income (Loss)	(65,233)	$52,352
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by
Operating Activities:
Depreciation and Amortization	151,739	141,168
Stock-Based Compensation Expense	6,208	10,382
Deferred Income Taxes	(64,535)	11,239
Provision for Doubtful Accounts Receivable	4,468	364
Amortization of Deferred Financing Fees	2,851	2,882
Amortization of Original Issue Discount	3,196	2,598
Non-Cash Loss on Derivatives	5,554	—
Gain on Insurance Settlement	(8,700)	—
Gain on Disposal of Assets	(58)	(3,649)
Expense of Credit Agreement Fees	15,073	—
Gain on Early Retirement of Debt, Net	(13,747)	—
Impairment of Property and Equipment	26,882	—
Excess Tax Benefit from Stock-Based Arrangements	(4,458)	(5,469)
Net Change in Operating Assets and Liabilities	61,750	(79,275)

Net Cash Provided by Operating Activities	120,990	132,592

Cash Flows from Investing Activities:
Acquisition of Assets	—	(320,839)
Additions of Property and Equipment	(71,395)	(184,843)
Deferred Drydocking Expenditures	(13,719)	(13,547)
Proceeds from Sale of Marketable Securities	—	39,300
Insurance Proceeds Received	9,168	29,229
Proceeds from Sale of Assets, Net	23,305	14,584
Increase in Restricted Cash	(3,657)	—

Net Cash Used in Investing Activities	(56,298)	(436,116)

Cash Flows from Financing Activities:
Short-term Debt Borrowings (Repayments), Net	(2,455)	686
Long-term Debt Borrowings	—	350,000
Long-term Debt Repayments	(20,555)	(106,720)
Redemption of 3.375% Convertible Senior Notes	(6,099)	—
Common Stock Issuance (Repurchase)	83,344	(49,228)
Proceeds from Exercise of Stock Options	—	5,127
Excess Tax Benefit from Stock-Based Arrangements	4,458	5,469
Payment of Debt Issuance Costs	(9,931)	(8,085)
Other	(11)	—

Net Cash Provided by Financing Activities	48,751	197,249

Net Increase (Decrease) in Cash and Cash Equivalents	113,443	(106,275)
Cash and Cash Equivalents at Beginning of Period	106,455	212,452

Cash and Cash Equivalents at End of Period	$219,898	$106,177

HERCULES OFFSHORE, INC. AND SUBSIDIARIES
SELECTED FINANCIAL AND OPERATING DATA
(Dollars in thousands, except per day amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
		(As Adjusted)		(As Adjusted)
Domestic Offshore:
Number of rigs (as of end of period) (a)	23	27	23	27
Revenues	$18,959	$112,733	$115,110	$272,618
Operating expenses	36,476	62,849	131,635	166,896
Depreciation and amortization expense	15,118	17,546	45,250	49,085
General and administrative expenses	2,615	1,004	5,595	3,616

Operating income (loss)	$(35,250)	$31,334	$(67,370)	$53,021

International Offshore:
Number of rigs (as of end of period) (b)	11	12	11	12
Revenues	$90,041	$95,283	$295,250	$234,813
Operating expenses	44,209	50,518	127,478	110,618
Impairment of property and equipment	—	—	26,882	—
Depreciation and amortization expense	16,769	9,498	48,702	26,394
General and administrative expenses	2,317	1,054	5,382	1,814

Operating income	$26,746	$34,213	$86,806	$95,987

Inland:
Number of barges (as of end of period) (a)	17	27	17	27
Revenues	$2,437	$44,436	$15,446	$124,966
Operating expenses	7,442	33,437	36,563	96,669
Depreciation and amortization expense	8,166	11,350	24,442	31,530
General and administrative expenses	360	878	1,588	2,850

Operating loss	$(13,531)	$(1,229)	$(47,147)	$(6,083)

Domestic Liftboats:
Number of liftboats (as of end of period) (c)	41	45	41	45
Revenues	$19,268	$25,351	$60,762	$63,564
Operating expenses	12,725	13,788	39,277	41,128
Depreciation and amortization expense	5,048	5,135	15,844	16,469
General and administrative expenses	539	600	1,454	1,717

Operating income	$956	$5,828	$4,187	$4,250

(a)	In January 2009, we retired four Domestic Offshore rigs and ten Inland barges.

(b)	In August 2009, we sold Hercules 110 which was cold-stacked in Trinidad.

(c)	The number of liftboats as of September 30, 2009 reflects the transfer of four liftboats from our Domestic Liftboats segment to our International Liftboats segment. The financial results of these four vessels are reflected in International Liftboats from the date of transfer which occurred during the three months ended September 30, 2009.

HERCULES OFFSHORE, INC. AND SUBSIDIARIES
SELECTED FINANCIAL AND OPERATING DATA — (Continued)
(Dollars in thousands, except per day amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
		(As Adjusted)		(As Adjusted)
International Liftboats:
Number of liftboats (as of end of period) (c)	24	20	24	20
Revenues	$22,320	$20,323	$61,709	$58,919
Operating expenses	14,457	10,660	31,677	27,776
Depreciation and amortization expense	4,010	3,143	8,672	7,495
General and administrative expenses	1,279	1,466	3,548	3,694

Operating income	$2,574	$5,054	$17,812	$19,954

Delta Towing:
Revenues	$6,237	$17,612	$18,167	$43,458
Operating expenses	8,049	9,726	22,069	27,051
Depreciation and amortization expense	1,892	2,782	6,318	8,057
General and administrative expenses	218	645	1,024	1,930

Operating income (loss)	$(3,922)	$4,459	$(11,244)	$6,420

Total Company:
Revenues	$159,262	$315,738	$566,444	$798,338
Operating expenses	123,358	180,978	388,699	470,138
Impairment of property and equipment	—	—	26,882	—
Depreciation and amortization expense	51,802	50,256	151,739	141,150
General and administrative expenses	16,814	17,447	48,556	57,777

Operating income (loss)	(32,712)	67,057	(49,432)	129,273
Interest expense	(24,131)	(16,807)	(54,481)	(47,985)
Expense of Credit Agreement Fees	(15,073)	—	(15,073)	—
Gain on early retirement of debt, net	—	—	13,747	—
Other, net	70	543	2,760	2,818

Income (loss) before income taxes	(71,846)	50,793	(102,479)	84,106
Income tax benefit (provision)	24,876	(18,938)	39,211	(30,988)

Income (loss) from continuing operations	(46,970)	31,855	(63,268)	53,118
Loss from discontinued operation, net of taxes	(1,290)	(168)	(1,965)	(766)

Net income (loss)	$(48,260)	$31,687	$(65,233)	$52,352

(c)	The number of liftboats as of September 30, 2009 reflects the transfer of four liftboats from our Domestic Liftboats segment to our International Liftboats segment. The financial results of these four vessels are reflected in International Liftboats from the date of transfer which occurred during the three months ended September 30, 2009.

HERCULES OFFSHORE, INC. AND SUBSIDIARIES
SELECTED FINANCIAL AND OPERATING DATA — (Continued)
(Dollars in thousands, except per day amounts)
(Unaudited)

	Three Months Ended September 30, 2009
					Average
				Average	Operating
				Revenue per	Expense per
	Operating Days	Available Days	Utilization (1)	Day (2)	Day (3)
Domestic Offshore	424	1,012	41.9%	$44,715	$36,043
International Offshore	768	1,006	76.3%	117,241	43,945
Inland	116	276	42.0%	21,009	26,964
Domestic Liftboats	2,466	3,596	68.6%	7,813	3,539
International Liftboats	1,149	1,840	62.4%	19,426	7,857

	Three Months Ended September 30, 2008
					Average
				Average	Operating
				Revenue per	Expense per
	Operating Days	Available Days	Utilization (1)	Day (2)	Day (3)
Domestic Offshore	1,673	2,116	79.1%	$67,384	$29,702
International Offshore	729	773	94.3%	130,704	65,353
Inland	1,142	1,472	77.6%	38,911	22,715
Domestic Liftboats	3,132	3,864	81.1%	8,094	3,568
International Liftboats	1,143	1,656	69.0%	17,780	6,437

	Nine Months Ended September 30, 2009
					Average
				Average	Operating
				Revenue per	Expense per
	Operating Days	Available Days	Utilization (1)	Day (2)	Day (3)
Domestic Offshore	1,994	3,532	56.5%	$57,728	$37,269
International Offshore	2,351	2,763	85.1%	125,585	46,138
Inland	414	1,302	31.8%	37,309	28,082
Domestic Liftboats	7,349	11,308	65.0%	8,268	3,473
International Liftboats	3,072	5,279	58.2%	20,088	6,001

	Nine Months Ended September 30, 2008
				Average	Average Operating
				Revenue per	Expense per
	Operating Days	Available Days	Utilization (1)	Day (2)	Day (3)
Domestic Offshore	4,383	6,142	71.4%	$62,199	$27,173
International Offshore	2,025	2,214	91.5%	115,957	49,963
Inland	3,097	4,505	68.7%	40,351	21,458
Domestic Liftboats	7,198	11,921	60.4%	8,831	3,450
International Liftboats	3,691	4,793	77.0%	15,963	5,795

(1)	Utilization is defined as the total number of days our rigs or liftboats, as applicable, were under contract, known as operating days, in the period as a percentage of the total number of available days in the period. Days during which our rigs and liftboats were undergoing major refurbishments, upgrades or construction, and days during which our rigs and liftboats are cold-stacked, are not counted as available days. Days during which our liftboats are in the shipyard undergoing drydocking or inspection are considered available days for the purposes of calculating utilization.

(2)	Average revenue per rig or liftboat per day is defined as revenue earned by our rigs or liftboats, as applicable, in the period divided by the total number of operating days for our rigs or liftboats, as applicable, in the period. Included in International Offshore revenue is a total of $4.3 million and $12.3 million related to amortization of deferred mobilization revenue and contract specific capital expenditures reimbursed by the customer for the three and nine months ended September 30, 2009, respectively and $3.1 million and $9.3 million for the three and nine months ended September 30, 2008, respectively. Included in International Liftboats revenue is a total of $0.1 million and $0.2 million related to amortization of deferred mobilization revenue for the three and nine months ended September 30, 2009, respectively. There was no such revenue in the three months nor the nine months ended September 30, 2008 for International Liftboats.

(3)	Average operating expense per rig or liftboat per day is defined as operating expenses, excluding depreciation and amortization, incurred by our rigs or liftboats, as applicable, in the period divided by the total number of available days in the period. We use available days to calculate average operating expense per rig or liftboat per day rather than operating days, which are used to calculate average revenue per rig or liftboat per day, because we incur operating expenses on our rigs and liftboats even when they are not under contract and earning a dayrate. In addition, the operating expenses we incur on our rigs and liftboats per day when they are not under contract are typically lower than the per-day expenses we incur when they are under contract. Included in International Offshore operating expense is a total of $1.3 million and $2.7 million related to amortization of deferred mobilization expenses for the three and nine months ended September 30, 2009, respectively and $1.6 million and $4.6 million for the three and nine months ended September 30, 2008, respectively.

Hercules Offshore, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(In thousands, except per share data)
We report our financial results in accordance with generally accepted accounting principles (GAAP). However, management believes that certain non-GAAP performance measures and ratios may provide users of this financial information additional meaningful comparisons between current results and results in prior operating periods. One such non-GAAP financial measure we may present from time to time is operating income, income from continuing operations or diluted earnings per share excluding certain charges or amounts. This adjusted income amount is not a measure of financial performance under GAAP. Accordingly, it should not be considered as a substitute for operating income, income from continuing operations, net income, earnings per share or other income data prepared in accordance with GAAP. See the table below for supplemental financial data and corresponding reconciliations to GAAP financial measures for the three months ended September 30, 2009 and the nine months ended September 30, 2009 and 2008. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure in the following table:

	Three Months
	Ended
	September 30,		Nine Months Ended September 30,
	2009		2009		2008
Operating Income (Loss):
GAAP Operating Income (Loss)	$(32,712)		$(49,432)		$129,273
Adjustment	—	(a)	26,882	(b)	5,509	(c)

Non-GAAP Operating Income (Loss)	$(32,712)		$(22,550)		$134,782

Other Income (Expense):
GAAP Other Income (Expense)	$(39,134)		$(53,047)		$(45,167)
Adjustment	15,073	(a)	1,326	(b)	—	(c)

Non-GAAP Other Expense	$(24,061)		$(51,721)		$(45,167)

Benefit (Provision) for Income Taxes:
GAAP Benefit (Provision) for Income Taxes	$24,876		$39,211		$(30,988)
Tax Impact of Adjustment	(5,276	)(a)	(14,242	)(b)	(1,928	)(c)

Non-GAAP Benefit (Provision) for Income Taxes	$19,600		$24,969		$(32,916)

Income (Loss) from Continuing Operations:
GAAP Income (Loss) from Continuing Operations	$(46,970)		$(63,268)		$53,118
Total Adjustment, Net of Tax	9,797	(a)	13,966	(b)	3,581	(c)

Non-GAAP Income (Loss) from Continuing Operations	$(37,173)		$(49,302)		$56,699

Diluted Earnings (Loss) per Share from Continuing Operations:
GAAP Diluted Earnings (Loss) per Share from Continuing Operations	$(0.48)		$(0.69)		$0.60
Adjustment per Share	0.10	(a)	0.15	(b)	0.04	(c)

Non-GAAP Diluted Earnings (Loss) per Share from Continuing Operations	$(0.38)		$(0.54)		$0.64

(a)	These amounts represent (i) a $10.8 million charge due to the write-off of previously deferred unamortized debt issuance costs in connection with the amendment of our Credit Agreement and (ii) a $4.3 million charge related to certain fees paid to third-parties associated with the amendment of our Credit Agreement. On an after-tax basis, these adjustments approximated $9.8 million, or ten cents per diluted share, for the three months ended September 30, 2009.

(b)	These amounts represent (i) a non-cash charge of $26.9 million to reflect the impairment of the Hercules 110; (ii) a $10.7 million gain on the repurchase of $20.0 million aggregate principal amount of our 3.375% Convertible Senior Notes offset by the write-off of unamortized issuance cost of $0.4 million; (iii) a $4.4 million gain on the retirement of $45.8 million aggregate principal amount of our 3.375% Convertible Senior Notes in exchange for 7,755,440 of our common shares offset by the write-off of unamortized issuance cost of $1.0 million; (iv) a $10.8 million charge due to the write-off of previously deferred unamortized debt issuance costs in connection with the amendment of our Credit Agreement and (v) a $4.3 million charge related to certain fees paid to third-parties associated with the amendment of our Credit Agreement. On an after-tax basis, these adjustments approximated $14.0 million, or 15 cents per diluted share, for the nine months ended September 30, 2009.

(c)	These amounts represent $5.5 million of separation and benefit related costs associated with the Company’s executive management changes. On an after-tax basis, these adjustments approximated $3.6 million, or four cents per diluted share, for the nine months ended September 30, 2008.